Exhibit 99.1

AMIH’s Telehealth Platform Tackles Employer and Special Interest Groups Across the Nation

Portfolio Entity, Epiq MD announces the Launch of Commercial Division – Bringing affordable healthcare solutions to millions of uninsured and underinsured U.S. residents via Employer Groups

Plano, Texas – October 4, 2021 – American International Holdings Corp. (OTCQB: AMIH), a diversified holding company that develops, acquires and operates technology-based health and wellness companies, today announced its subsidiary EPIQ MD, has launched its Commercial Division that will target small and medium sized businesses (SMB’s) as well as municipalities in its coverage areas, including Alaska, Georgia, Illinois and Texas, which collectively represent a market size of an approximate 950,000 entities. Operations will be managed from the Company’s headquarter offices in Plano, Texas and will encompass a client-friendly, no obligation analysis as part of its general sales process.

Epiq MD has made clear its mission of bringing healthcare solutions to the 80 plus million uninsured and underinsured, hardworking U.S. residents who have been left behind by ever increasing medical costs. In order to better accommodate this mandate, Epiq MD believes working with employer groups has potential to be one of the absolute best courses of action. “As stated in my open letter to shareholders a few months back, Epiq MD will quickly become our flagship entity and this development is evidence of that. I continue to remain thrilled about what our team is doing and how the entity is going to positively impact our shareholder value over the long-term”, stated AMIH Chairman and CEO, Mr. Jacob Cohen.

Regarding Epiq MD’s relevance in the commercial sector, the company’s CEO, Mr. Alejandro Rodriguez, states “perhaps the greatest lesson learned the past eighteen months has been the value of a sound mind and body; to the extent that people spend decades of their lives in the workplace, it’s only right that businesses become genuinely concerned with the quality of life, mental health and general wellness and wellbeing of its employees”. Rodriguez further stated, “some industries such as retail or service have been in desperate need of fundamental change in employee care for a long time now. Employee value is at the forefront of these industries; however, millions still lack affordable primary care. And I think we are at the beginning of a change in the landscape, where these topics and programs are getting a higher priority and not just at the Fortune 1000 level.”

Epiq MD’s service options include Primary Care, Mental Health, Life Coaching, Prescription Discount Programs and Ask-a-Medical-Expert. Employers can opt for customized branded solutions, create specialized services with a heavy focus in a specific area such as mental health or chronic disease management. Employers also have the benefit of taking advantage of Epiq MD’s specialized content. According to a 2018 report, 50% of individuals with employer sponsored insurance say they have declined or postponed getting healthcare and prescription drugs because of cost. Epiq MD believes that it can aid in not only improving that percentage, but the quality of life for many as well. “Approximately 30% of all working (nonelderly) Americans decline the health insurance offered to them by their employer; moreover, half of all working Americans are employed in low-wage jobs, making it extremely difficult to afford health insurance. Employers can use our platform to help alleviate much of this stress for their employees”, stated COO, Mr. Verdie Bowen.

“I invite all of our shareholders that own small and medium businesses to reach out and give our portfolio entity the opportunity to make a difference in your business”, stated Jacob Cohen. Epiq MD has provided more information available on its website: https://epiqmd.com/Employers, along with an inquiry form to schedule a free no-obligation analysis to better evaluate the positive impact that Epiq MD can have on your business. The company believes that this approach will allow decision makers and business owners to evaluate a multifaceted value proposition that can be realized from Epiq MD’s health and wellness platform. According to one case study by Forrester Research, a company increased productivity by 14% and saved over $6 million in healthcare cost over a three-year period.

Chairman and CEO Jacob Cohen further states, “I consider Epiq MD in many ways the tip of the spear for the AMIH strategy of creating a portfolio of synergistic entities. Epiq MD encompasses so many touch points across the healthcare supply chain and all the way to where consumers live, that is providing us valuable insight from a great vantage point. I believe that this experience will provide an advantage for the AMIH investing and acquisition strategy as a whole.”

Epiq MD’s services can be accessed at its website; www.epiqmd.com, by email at enroll@epiqmd.com or by calling its call center at 1-(844)-8-EPIQ MD, or 844-837-4763. Get all the latest news and developments by following Epiq MD on social media outlets: Facebook, Instagram or Linked-In.

About EPIQ MD, Inc.

EPIQ MD believes that everyone deserves to live an epic life. It is the convergence of primary medical and mental health care, preventative care and wellness programs - on one digital platform, in a single offering. Conceived as a digital telemedicine-based business from the start, its core mission is to bring these services and knowledge to the 80 million Americans who are uninsured or underinsured. Its telemedicine platform provides services such as primary care, medical advisory, ask a medical expert, mental health services, discounted diagnostic lab services, prescription discount program, nutritional counseling and much more. Today Epiq MD is active and operational in Alaska, Georgia, Illinois and Texas. For more information, please contact us at media@epiqmd.com or by phone at 1-844-8 EPIQ MD. EPIQ MD, Inc. is a wholly owned subsidiary of American International Holdings Corp. (AMIH).

About American International Holdings Corp.

American International Holdings Corp. (OTCQB: AMIH) is an investor, developer and asset manager of diversified, synergistic health and wellness businesses. Today, the AMIH portfolio encompasses telemedicine and other virtual health platforms, affordable subscriber-based primary care and concierge medicine plans, preventative care solutions and wellness related assets such as mental & behavioral health services, as well as its own proprietary life coaching platform. AMIH markets its various services through direct-to-consumer and business-to-business distribution channels. AMIH’s focus is on bringing to market technologies and solutions that advance the quality of life for the global community.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, operations, expansion, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the Company, and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. These risk factors and others are included from time to time in filings made by the Company with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investors Relations Contact

Frank Benedetto

(619) 915-9422